UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DELCATH SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

ROBERT B. LADD JONATHAN A. FOLTZ MICHAEL KARPF, M.D. PAUL WILLIAM FREDERICK NICHOLLS FRED S. ZEIDMAN LADDCAP VALUE ASSOCIATES LLC LADDCAP VALUE PARTNERS LP

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LADDCAP IS PLEASED THAT ISS HAS RECOGNIZED THE NEED FOR SUBSTANTIVE CHANGES IN DELCATH’S CORPORATE GOVERNANCE

New York, September 13, 2006 - Laddcap Value Partners LP, Delcath Systems, Inc.’s (Nasdaq: DCTH) largest stockholder, is pleased that Institutional Shareholder Services (ISS) has recommended that Delcath stockholders vote to remove current Delcath directors Mark Corigliano and Victor Nevins, and to replace them with two directors from Laddcap’s slate. Laddcap asks stockholders to continue to support effective change by submitting their BLUE Consent Cards.

Laddcap has stated unequivocally, both before and after the commencement of its Consent Solicitation, that it wants substantive changes in corporate governance at Delcath. As evidence by today’s report, ISS is in agreement having stated “Given Delcath’s corporate governance issues, we believe that the company could benefit from greater oversight by inclusion of independent directors.”

“Laddcap wants what is best for Delcath’s stockholders. We want to enhance the FDA approval process for the Delcath device, which in turn will maximize value for all stockholders, not just the interests of an entrenched Board who, in our opinion, has compensated itself handsomely. Ultimately, we want a Board and a company that will act with the urgency needed to bring Delcath’s great technology to market,” stated Robert B. Ladd, Board nominee.

PLEASE SIGN, DATE AND RETURN YOUR BLUE CONSENT CARD

If you have any questions or require any assistance in executing your written consent, please call:

The Altman Group, Inc.
1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071
(800) 581-5375
Banks and Brokers Call Collect: (201) 806-7300

Laddcap Value Partners LP
650 Fifth Avenue, Suite 600
New York, NY 10019
(212) 259-2070
info@laddcapvalue.com

In connection with our consent solicitation, on August 17, 2006 we filed a definitive consent solicitation statement with the Securities and Exchange Commission (the “SEC”). In addition, we may file other consent solicitation materials regarding this consent solicitation. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Definitive consent solicitation statements and BLUE consent cards have been mailed to Delcath stockholders. Stockholders are also able to obtain a free copy of the definitive consent solicitation statement at the SEC’s website, www.sec.gov. The definitive consent solicitation statement may also be obtained free of charge from our offices by contacting us via the contact information set forth above.